                                                                   EXHIBIT 10.15

[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]

                                LICENSE AGREEMENT


        This License Agreement (the "Agreement") is made and entered into as of April 1, 1993 (the "effective date"), by and between The Salk Institute for Biological Studies, a nonprofit corporation organized under the laws of the State of California ("Salk"), and Nanotronics, Inc., a corporation organized under the laws of the State of California ("Licensee").

        WHEREAS, Salk is the owner of certain Patent Rights (as hereinafter defined) and of the technical information and improvements relating to the same;

        WHEREAS, Licensee is a "small business firm" as defined in Section 2 of Public Law 85-536 (15 U.S.C. 632);

        WHEREAS, the development of the certain inventions listed in Schedule A was sponsored in part by the National Institutes of Health and, as a consequence, this License Agreement is subject to overriding obligations to the Federal Government as set forth in 35 U.S.C. Section 202-204;

        WHEREAS, Salk desires that such Patent Rights be developed and utilized to the fullest extent possible so that products resulting therefrom may be available for public use and benefit;

        WHEREAS, Salk has determined that the best method for disseminating such Patent Rights is through the grant of an exclusive license to an entity willing to enter into a program to develop therapeutic, diagnostic or research products and services covered by such Patent Rights;

        WHEREAS, Licensee represents that it can bring to bear the scientific talent, know-how and facilities to develop and market products and services based upon said Patent Rights; and

        WHEREAS, Licensee wishes to obtain, and Salk is willing to grant, a worldwide, exclusive license to practice inventions covered by such Patent Rights and the Technical Information (as hereinafter defined) relating thereto, with the right to grant sublicenses, for the purpose of undertaking development and to make, have made, use, and sell therapeutic, diagnostic and research products and services.

        NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, the parties hereby agree as follows:

        1.     Definitions.

        1.1 The term "Affiliate" shall mean any entity which controls, is controlled by or is under common control with Licensee, where "control" means beneficial ownership of more than fifty percent (50%) of the outstanding shares or securities or the ability otherwise to elect a majority of the board of directors or other managing authority.

        1.2 The term "Commercial Sale" shall mean any transaction that transfers to a purchaser, for value, physical possession and title to a Licensed Product, after which transfer the seller has no right or power to determine the purchaser's resale price, if any. Transfer of possession and title to an Affiliate or sublicensee shall not constitute a Commercial Sale unless the Affiliate or sublicensee is an end user of the Licensed Product. Distribution of free promotional samples, by Licensee or any of its Affiliates or sublicensees, of any Licensed Products is not considered a Commercial Sale.

        1.3 The term "FDA" shall mean the United States Food and Drug Administration.

        1.4 The term "Later Developments" shall mean all patent applications filed and patents issuing therefrom which arise after the effective date from research conducted in the field of gene discovery in the laboratory of Dr. Glen Evans at Salk in which Salk in the future acquires any interest.

        1.5 The term "Licensee Improvements," shall mean any change or modification to any invention or discovery disclosed in the Patent Rights or the Technical Information, performed or discovered solely by Licensee or in which Licensee acquires rights, provided such change or modification, if unlicensed, would infringe one or more valid claims of any issued patent included within the Patent Rights.

        1.6 The term "Licensed Product" shall mean any substance, composition or article of manufacture, the use or sale of which is covered by a valid claim of one or more issued, unexpired patents within the Patent Rights or is covered by any claim being prosecuted or previously prosecuted in an application within the Patent Rights. "Valid claim" shall mean a claim of an issued patent, which claim has not been declared invalid by a court of competent jurisdiction.

        1.7 The term "Licensed Service" shall mean the use of the Licensed Technology to perform a service on behalf of a third party, or the performance on behalf of a third party of a method within the scope of any claim of an issued patent or any claim being prosecuted or previously prosecuted in an application included in the Patent Rights.

        1.8 The term "Licensed Technology" shall mean the Patent Rights and the Technical Information.

        1.9 The term "Net Sales" shall mean the gross sales price actually charged by Licensee, its Affiliates or sublicensees in the Commercial Sale of Licensed Products or Licensed Services less:

                (i) shipping, storage, packing and insurance expenses, each as actually paid or allowed;

                (ii) distributor discounts;

                (iii) amounts repaid or credited by reason of rejections,
            defects or returns or because of retroactive price reductions; and

                (iv) sales and other excise taxes, use taxes, tariffs, export license fees and duties actually paid or allowed.

        1.10 The term "Patent Rights" shall mean all information, inventions or discoveries covered by the patents and patent applications listed on Schedule A hereto, and any and all patents issuing therefrom, owned by or licensed to Salk with the right to sublicense. "Patents" as used in this Agreement shall include, without limitation, all substitutions, continuations, continuations-in-part, divisions, reissues, extensions and foreign counterparts of the aforementioned.

        1.11 The term "Technical Information" shall mean all know-how, trade secrets, inventions, data, processes, procedures, devices, methods, formulas, protocols and information, whether or not patentable, which are not covered by the Patent Rights, but which are necessary or useful for the commercial exploitation of the Patent Rights, and which are known as of the date hereof, or become known within the term of this Agreement set forth in Section 10.1 hereof (the "Term"), in the laboratory of Dr. Glen Evans at Salk and which Salk has the lawful right to license and disclose.

        2.     Grant of Rights.

        2.1 Patent Rights and Technical Information. Subject to the terms and conditions hereof, including without limitation the rights retained by Salk under Section 2.3 below, Salk hereby grants to Licensee and its Affiliates during the Term (a) an exclusive (including as to Salk), worldwide license, including the right to grant sublicenses, under the Patent Rights, to make, have made, use, have used, sell or have sold any Licensed Product or Licensed Service and any Licensee Improvement and (b) a non-exclusive, worldwide license, including the right to giant sublicenses, under the Technical Information, to make, have made, use, have used, sell or have sold any Licensed Product or Licensed Service and any Licensee Improvement.

        2.2 Government Rights. Licensee understands that certain of the Licensed Technology was developed in part with funds furnished by the Government of the United States of America and that the Government has certain rights relative thereto. This Agreement is explicitly made subject to the Government's rights under any applicable law or regulation. To the extent that there is a conflict between any such applicable law or regulation and this Agreement, the terms of such applicable law or regulation shall prevail.

        2.3 Retained Rights. Salk shall have the right to make, have made and use the inventions and discoveries within the Licensed Technology for educational and research purposes only, including the right to publish the general scientific findings from research related to the Licensed Technology in scholarly journals and publications.


        2.4 Researchers. (a) Licensee agrees that it will supply kits to researchers (including for mapping or similar uses) if Licensee believes it makes strategic sense to exploit the Licensed Technology commercially by doing so. (b) Further, Licensee will make a good faith effort to make transfers of materials which are part of the Licensed Technology to researchers that are not commercially sponsored at academic institutions for the advancement of science and the benefit of humankind so long as such transfers are not reasonably deemed by Licensee to be likely to impair its competitive advantages.

        2.5 Sublicenses. Licensee shall have the right to grant sublicenses consistent with this Agreement. Licensee further agrees to deliver to Salk for informational purposes (and under an obligation of confidentiality) a true and correct copy of each sublicense granted by Licensee, and any modification or termination thereof, within thirty (30) days after execution, modification, or termination. Upon termination of this Agreement, no existing sublicenses granted by Licensee shall be affected by such termination, and all such sublicenses shall remain in effect according to their terms. Salk shall continue to be entitled to royalties under such sublicenses pursuant to Section 3.4 below, and such sublicenses shall be deemed assigned to Salk if necessary to ensure continued royalties.

        2.6 Right to Negotiate for License to Later Development. Salk agrees to notify Licensee in writing of any Later Development that occurs during a period of three (3) years following the effective date of this Agreement, which notice shall be given within sixty (60) days of the filing of a patent application by Salk concerning such Later Development. Salk undertakes to provide such notice to Licensee as early as reasonably practicable within such period. Salk hereby grants to Licensee the right, during the one hundred fifty (150) day period after delivery of such notice, to negotiate with Salk for a license to any such Later Development. If Salk and Licensee are unable to agree upon mutually acceptable terms for any such license to such Later Development by the end of the applicable one hundred fifty (150) day period, Salk may license such Later Development to another party as long as the initial license fees and royalty rates offered to such other party are no more favorable than those offered to Licensee. Licensee specifically acknowledges and agrees that the requirements of the foregoing sentence shalL apply only to initial license fees and royalty rates and shall be without regard to any other terms offered by Salk either to Licensee or such other party.

        2.7 Disclosure of Information. Salk agrees to provide Licensee with copies of all published reports, manuscripts accepted for publication and all other publications of Salk which relate to the Licensed Technology. Further information and Technical Information will be provided to Licensee from time to time through scientific discussions and meetings between Licensee and Salk. Salk further agrees to provide Licensee promptly with copies of all United States and, to the extent not duplicative, foreign patent applications which Salk files and patents which may issue thereon, in each case which are included in the Patent Rights.

        3.     Payments.

        3.1 Equity Payment. As partial consideration for the rights granted to Licensee under this Agreement and as a nonrefundable license fee, Licensee shall issue to Salk upon execution of this Agreement forty thousand (40,000) shares of Licensee's Series A Preferred Stock of Licensee (the "Shares"). The Shares shall have the same rights, preferences and privileges (including, without limitation, any applicable registration, preemptive and information rights) as the rights, preferences and privileges of the preferred stock of Licensee outstanding as of the date of this Agreement. Licensee represents and warrants that the Shares represent not less than five percent (5%) of the total number of outstanding shares of all classes and series of capital stock of Licensee (including the Shares). Licensee further represents and warrants that (i) the execution and delivery of this Agreement and the issuance of the Shares have been duly and validly authorized by all necessary corporate action by Licensee, (ii) the issuance of the Shares is not subject to any preemptive or similar rights, except for any such rights which have been waived or otherwise complied with and
(iii) it has reserved sufficient shares of Common Stock to satisfy any conversion of the Shares.

        3.2 Milestone Payments. Licensee shall provide Salk written notice within fifteen (15) days of its becoming aware of the achievement of each of the milestone events set forth below in respect of any Licensed Product developed by Licensee, its Affiliates or sublicensees hereunder. Within ten (10) days after delivering each such notice, Licensee shall pay to Salk the amounts set forth below:


        Diagnostic Products                                      Payment Amount
        -------------------                                      --------------
        Initiation of clinical trials                            $      ***

        Filing of a Pre Market Approval
        application with the FDA                                 $      ***

        Written approval by the FDA to
        market the applicable Licensed
        Product                                                  $      ***


        Therapeutic Products                                     Payment Amount
        --------------------                                     --------------

        Filing of an Investigational
        New Drug application with the
        FDA                                                      $      ***

        Submission of a New Drug
        Application to the FDA                                   $      ***

        Written approval by the FDA to
        market the applicable Licensed
        Product                                                  $      ***


        If any milestone payment is not paid when due, Salk shall have the option to either terminate this Agreement or to convert the license to the Patent Rights granted under this Agreement to a non-exclusive license without the right to sublicense, which non-exclusive license shall be subject to all of the terms and obligations of this Agreement other than this Section 3.2. The foregoing shall not relieve Licensee of its obligation to make any milestone payment in the event Salk has elected to convert the license to the Patent Rights to a non-exclusive license without the right to sublicense.

        3.3 Royalty Payments. Licensee shall pay Salk royalties on Net Sales of Licensed Products or Licensed Services sold by Licensee or its Affiliates as follows through the period ending on the later of (i) the life of the applicable patent included in the Patent Rights, or (ii) ten (10) years from the effective date of this Agreement:

        Diagnostic Products, Kits
        for Research and Licensed
                Services                               Royalty Rate
        -------------------------                      ------------

        If the Licensed Products or Licensed              ***%

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

        Services are based on technology
        covered by the Licensed Technology

        If the Licensed Products or Licensed              ***%
        Services are based on discoveries made
        by Licensee using methods covered by
        the Licensed Technology                           ***%

        Therapeutic Products                           Royalty Rate
        --------------------                           ------------
        If the Licensed Products are based                ***%
        on technology covered by the Licensed
        Technology

        If the Licensed Products are based on             ***%
        discoveries made by Licensee using
        methods covered by the Licensed Technology


Upon the earlier of notice of final disallowance from which no further appeal can be taken or voluntary or involuntary abandonment which cannot be revived of all applicable patent applications pertaining to a particular Licensed Product or Licensed Service, the royalty rates set forth above shall be reduced by one-half for any such Licensed Product or Licensed Service which is not covered by an issued patent included in the Patent Rights. Any such reduction shall not be applied retroactively. No royalty shall be payable for products or services sold by Licensee or its Affiliates that use or include Technical Information but that are not covered by any claim that is or was included in any patent or patent application that is or was within the Patent Rights.

        3.4 Other Payments. Licensee shall pay Salk for amounts received by Licensee in consideration of the sublicense of any Licensed Technology, or other agreement with any third party (other than an Affiliate of Licensee) with respect to the Licensed Technology, in an amount equal to the greater of (i) the royalty determined in accordance with Section 3.3 above on Net Sales by the sublicensee or such third party; or (ii) fifty percent (50%) of the actual invoice amount received by Licensee from the sublicensee or third party, provided, however, that, with respect to this subparagraph (ii), if the sublicense or third party agreement includes technology subject to an issued patent or a pending patent application that was developed by Licensee in addition to the Licensed Technology, the amount to be paid by Licensee to Salk will be fifty percent (50%) of the actual invoice amount in the first year following the date of this Agreement and will decrease by five percent (5%) on the first anniversary of the date of this Agreement and on the anniversary date in each year thereafter until reaching fifteen percent (15%) of the actual invoice amount.

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

        3.5 Credit for Third Party Payments. If Licensee must make payment to a third party (other than an Affiliate) in order to sell a Licensed Product for which a royalty would be payable to Salk, Licensee may credit no more than fifty percent (50%) of the actual amount of any such payment to a third party against the royalty payable to Salk hereunder with respect to such Licensed Product; provided, however, that in no event will the royalty payable to Salk with respect to such Licensed Product be reduced by more than fifty percent (50%). Any credit contemplated by the foregoing sentence that has been accrued but not used to offset royalties owed by Licensee to Salk may be applied against future royalty payments.

        4.     Due Diligence.

        4.1 Commercialization. Licensee shall proceed diligently with the commercialization of products based upon the Patent Rights. Licensee will be deemed to have met its diligence obligations if it expends at least the following amounts, on a cumulative basis, in developing and exploiting the Patent Rights:

        Anniversary Date of
          this Agreement                           Cumulative Dollar Amount
          --------------                           ------------------------
               First                                      $    ***
               Second                                          ***
               Third                                           ***
               Fourth                                          ***
               Fifth                                           ***
               Sixth                                           ***
               Seventh                                         ***
               Eighth                                          ***
               Ninth                                           ***
               Tenth                                           ***

        4.2 Reports. Licensee shall supply Salk annually, within ninety (90) days of the applicable anniversary date, with a report substantiating in reasonable detail the satisfaction of the minimum cumulative expenditures specified in Section 4.1

        5.     Ownership: Intellectual Property.

        5.1 Patent Rights and Technical Information. Licensee (for itself, its Affiliates and sublicensees) acknowledges and agrees that Salk is and shall remain (as to Licensee) the sole owner of the Patent Rights and Technical Information and that Licensee (including its Affiliates and sublicensees) has no rights in or to them other than the rights specifically granted herein.

        5.2 Inventions. Each party acknowledges and agrees that any and all discoveries, know-how, inventions, methods, ideas and

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION
 the like ("Inventions") made or discovered pursuant to this Agreement solely by its employees, consultants or agents shall be owned solely by it.

        6.     Representations as to Patent Filings: Disclaimer.

        6.1 Patent Filings. Salk represents and warrants that, as of the effective date of this Agreement, patent applications have been filed as indicated in Schedule A.

        6.2 Warranty Disclaimer. Nothing in this Agreement is or shall be construed as:

        (a) a warranty or representation by Salk as to the validity or scope of any Patent Rights;

        (b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights and other rights of third parties;

        (c) an obligation to bring or prosecute actions or suits against third parties for infringement, except to the extent and in the circumstances described in Section 8; or

        (d) a grant by implication, estoppel, or otherwise of any licenses under patent applications or patents of Salk or other persons other than as provided in Section 2 hereof.

        6.3 No Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SALK MAKES NO REPRESENTATION AND EXTENDS NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES AS TO TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        6.4 Disclaimer of Liability. In no event will Salk be liable for any incidental, special or consequential damages resulting from the exercise of Licensee's rights under the license granted pursuant to this Agreement or the use of the Licensed Technology.

        7.     Indemnification and Insurance

        7.1 Indemnification. Licensee agrees to indemnify, hold harmless and defend Salk, its trustees, officers, employees and agents, the sponsors of the research that led to the Licensed Technology and the inventors of the patents and patent applications included in the Patent Rights against any and all damages finally awarded, with respect to any claims, suits, demands, judgments or causes of action arising out of (a) the development, manufacture; storage, sale or other distribution, or any other use of Licensed Products or performance of Licensed

Services, or exercise of rights granted hereunder, by Licensee, its Affiliates or subLicensees, distributors, agents or representatives; (b) the use by end-users and other third parties of Licensed Products; or (c) any representation, warranty or statement by Licensee or its Affiliates, subLicensees, distributors, agents or representatives, concerning Salk or the Patent Rights. In the event any such claims, demands or actions are made, Licensee shall defend Salk at Licensee's sole expense by counsel selected by Licensee, subject to approval by Salk, which such approval is not to be unreasonably withheld.

        7.2 Insurance. In addition to the foregoing, from and after the time Licensee or any Affiliate or sublicensee begins clinical trials on Licensed Product, Licensee shall use reasonable commercial efforts to obtain and maintain, during the Term, comprehensive general liability insurance, including products liability insurance, with reputable and financially secure insurance carriers to cover the activities of Licensee, it Affiliates and subLicensees, if any, contemplated by this Agreement. Such insurance shall include Salk as a named insured, shall require prior notice to Salk before cancellation and shall, to the extent reasonably possible, be in an amount which is customarily carried by companies at a comparable stage of development or introduction of new pharmaceutical products.

        8.     Prosecution and Maintenance of Patent Rights.

        8.1 Prosecution and Maintenance. Salk shall have full control over prosecution and maintenance of the patent applications and patents contained in the Patent Rights. Salk will keep Licensee advised of the status of such prosecution and maintenance by providing Licensee with copies of all official communications with respect to the patent applications and patents contained in the Patent Rights. In the event Salk elects not to prosecute or defend any patent application or patent contained in the Patent Rights, Licensee shall have the right to assume prosecution and defense of any such patent application or patent, at Licensee's sole expense. Salk will notify Licensee a reasonable time prior to the abandonment or expiration of any patent application or patent included in the Patent Rights. In the event Licensee determines to abandon a patent application or patent it has previously elected to continue the prosecution and defense of pursuant to this Section 8.1, Licensee will so notify Salk in writing within ninety (90) days of its proposed abandonment. Upon receipt of such notice, Salk may elect to renew its prosecution and defense of such patent application or patent, at its sole expense.

        8.2 Payment of Patent Costs. Upon execution of this Agreement, Licensee shall pay to Salk $54,708.44 as reimbursement for all Patent Costs incurred through December 31, 1992. Licensee shall reimburse Salk for all Patent Costs hereafter incurred with respect to the Patent Rights, as well as for all Patent Costs thereafter incurred with respect to all patents and patent applications Licensee may license from Salk pursuant to Section 2.5 above. "Patent Costs" as used in this Agreement shall mean out-of-pocket expenses incurred in connection with the preparation, filing, prosecution and maintenance of patent applications and patents, including the fees and expenses of attorneys and patent agents, filing fees and maintenance fees, but excluding costs associated with any patent infringement actions. Salk will provide an invoice to Licensee for any such Patent Costs on a semiannual basis, and Licensee shall reimburse Salk for such Patent Costs within thirty (30) days after delivery of any such invoice.

        8.3 Cooperation. Salk and Licensee agree to consult and cooperate in a mutually satisfactory manner with respect to all decisions related to the preparation and filing of patent applications contained in the Patent Rights or licensed by Licensee pursuant to Section 2.5 above.

        8.4 Defense Against Infringement. In the event Licensee or Salk becomes aware of any actual or threatened infringement of any Patent Rights, that party shall promptly notify the other and the parties shall discuss the most appropriate action to take. Both parties shall use their best efforts in cooperating with each other to terminate such infringement without litigation. If, within one hundred twenty (120) days after the date of notification of infringement, attempts to abate such infringement are unsuccessful, then Licensee may bring such action at its own expense, in which event Salk shall cooperate with Licensee as reasonably requested, at Licensee's expense. Salk may, on its own initiative, join in such suit. All recoveries, damages and awards in such suit, after reimbursement of any litigation expenses of Salk not previously reimbursed, shall belong to Licensee. To the extent Licensee's recoveries exceed Licensee's expenses with respect to such infringement action, such excess recoveries shall be considered Net Sales under this Agreement, giving rise to the royalty obligations under Section 3.3. In the event that Licensee elects not to institute or prosecute any suit to enjoin or recover damages from any infringer, then Salk alone may, in its sole discretion and at its expense, initiate and conduct an infringement action and keep any settlement or award which may be obtained. Licensee and Salk agree that neither will settle any action commenced by it in a manner that is prejudicial to any Patent Rights without the other party's prior written approval. The parties agree that it is in their interest to allow non-profit research organizations to practice the methodologies included in the Licensed Technology to the extent the results thereof are not used or, to their knowledge, contemplated to be used for the purpose of development or exploitation by commercial entities and that such activity shall not constitute infringement for purposes hereof.

        8.5    Third Party Infringement Claims.  In the event any
Licensed Product or Licensed Service becomes the subject of a claim for patent or other proprietary right infringement anywhere in the world by virtue of the incorporation of the Patents Rights or Technical Information therein, the parties shall promptly give notice to the other and meet to consider the claim and the appropriate course of action. Licensee shall have the right to conduct the defense of any such suit brought against Licensee and/or Salk, including the right to file counterclaims against the party claiming infringement in the event Salk does not do so within the time to file an answer to such claim, and shall have the sole right and authority to settle any such suit; provided that Salk shall cooperate with Licensee, as reasonably requested by Licensee, in connection with the defense of such claim, at Licensee's expense; and provided further, that Salk shall use commercially reasonable efforts to engage in negotiations for settlement of such infringement claim and to procure for Licensee the right to continue selling the allegedly infringing Licensed Product or Licensed Service.

        8.6 Marking. Licensee agrees to mark and to cause any Affiliate or sublicensee to mark any Licensed Products (or their containers or labels) made, sold, or otherwise disposed of by it or them with any notice of patent rights necessary or desirable under applicable law to enable the Patent Rights to be enforced to their full extent in any country where Licensed Products are made, used or sold.

        8.7 Use of Salk's Name. Licensee shall have no right to publicize this Agreement or its relationship with Salk without Salk's prior written approval, except as provided in this Section 8.7 and as may be required to comply with federal or state laws and regulations. Salk agrees that Licensee may make known in promotional and technical literature that the Licensed Technology was developed at Salk by Dr. Glen Evans and other scientists in his laboratory, that products are offered under license from Salk and that Salk is a shareholder of Licensee; provided, however, that such use shall not state or imply that Salk has any relationship with Licensee other than as "licensor" or as "shareholder."

        9.     Reporting, Verification and Payment.

        9.1 Books and Records. Licensee agrees to keep proper records and books of account in accordance with good accounting practices, showing the sales upon which the royalty payments of Licensee are based, and all other information necessary for the accurate determination of payment to be made hereunder.

        9.2 Reports. Licensee agrees to deliver to Salk, within thirty (30) days after each half year period ending June 30 and December 31, a report showing the information on which the payments herein provided are calculated, including a breakdown of income from sales of each Licensed Product and Licensed Service and to accompany each such report with the payments shown to be due thereby.

        9.3 Audit. On reasonable written notice, Salk, at its own expense, shall have the right to have an independent certified public accountant, satisfactory to Licensee, inspect and audit the books and records of Licensee, its Affiliates and its sublicensees during usual business hours for the sole purpose of, and only to the extent necessary for, determining the correctness of payments due under this Agreement; provided that such right may be exercised only once during any twelve (12) month period. Such examination with respect to any fiscal year shall not take place later than two years following the expiration of such period. The expense of any such audit shall be borne by Salk; provided, however, that, if the audit discloses an error in excess of 10% in favor of Licensee, then Licensee shall pay, in addition to the amount of any underpayment, the cost to Salk of the audit. Licensee shall include substantially the same audit rights in any sublicense it grants in order to ensure correctness of payments due hereunder.

        9.4 Foreign Payments. Royalties based on Net Sales in any foreign country shall be payable to Salk in the United States in United States Dollars. Dollar amounts shall be calculated using the foreign exchange rate, as published by the Wall Street Journal, in effect for such foreign currency on the last business day of each half year for which a report is required. Where royalties are due for Net Sales in a country where, for reasons of currency, tax or other regulations, transfer of foreign currency out of such country is prohibited, Licensee has the right to place Salk's royalties in a bank account in such country in the name of and under the sole control of Salk; provided, however, that the bank selected be reasonably acceptable to Salk and that Licensee inform Salk of the location, account number, amount and currency of money deposited therein. After Salk has been so notified, those monies chewy be considered as royalties duly paid to Salk and will be completely controlled by Salk, and Licensee will have no further responsibility with respect thereto.

        9.5 Taxes. Licensee shall be liable for any and all taxes which may be levied by a proper taxing authority on account of royalties or other payments accruing to Salk under this Agreement. Such taxes may not be deducted from royalties or other payments to be paid to Salk hereunder. Licensee acknowledges that Salk is a not-for-profit corporation and thus does not qualify under U.S. tax laws to obtain a tax credit for any such taxes paid by Licensee.

        10.    Term and Termination.

         10.1 Term. Unless earlier terminated under this Section 10, this Agreement shall become effective as of the effective date and end on the later to occur of the following (the "term"): (a) ten years from and after the effective date; or (b) the date of expiration of the last to expire of any patent included in the Patent Rights.

        10.2 Termination by Either Party. This Agreement may be terminated by either party, if the other party substantially fails to perform or otherwise materially breaches any of the material terms, covenants or provisions of this Agreement, such termination to be effected by giving written notice of intent to terminate to the breaching party stating the grounds therefor. The party receiving the notice shall have thirty (30) days thereafter to correct such breach. If such breach is not corrected within said thirty (30) days after notice as aforesaid, then this Agreement shall automatically terminate.

        10.3   Consequences of Termination.

        (a) In the event of termination of the Agreement for any reason whatsoever, including the expiration of the Term pursuant to Section 10.1:

               (i) Licensee shall not thereby be discharged from any liability or obligation to Salk which became due or payable prior to the effective date of such termination.

               (ii) The rights and obligations of the parties under Sections 7, 8.7, 10.3, 11 and 12 shall survive any termination of this Agreement.

        (b) In the event of termination of the Agreement pursuant to Section
10.2:

               (i) If Licensee, its Affiliates or its sublicensees then possess Licensed Product, have started the manufacture thereof or have accepted orders therefor, Licensee, its Affiliates or its sublicensees shall have the right to sell their inventories thereof, complete the manufacture thereof and market such fully manufactured Licensed Product, in order to fulfill such accepted orders, subject to the obligation of Licensee to pay Salk the royalty payments therefor as provided in Section 3 of this Agreement;

               (ii) Subject to Section 10.3(b)(i), Licensee shall discontinue, and shall cause its Affiliates to discontinue, the manufacture, use, marketing and sale of Licensed Product and shall do all things necessary or appropriate in order to effect the assignment of any sublicenses granted hereunder to Salk in accordance with Section 2.5.

            (iii) All rights sold, assigned or transferred by Salk to Licensee hereunder shall revert to Salk, and Licensee agrees to execute all instruments necessary and desirable to revest said rights in Salk.

        (c) Provided that this Agreement has not been earlier terminated, upon the expiration of the Term pursuant to Section 10.1, Licensee shall have the royalty-free, non-exclusive right to practice the Patent Rights and Technical Information previously subject to the license set forth in Section 2.1.

        11. Confidential Information. All confidential scientific and technical information in respect of the Licensed Technology communicated by Salk to Licensee, including, without limitation, information contained in patent applications, shall be received in strict confidence by Licensee, its Affiliates and sublicensees, used only for the purposes of this Agreement and not disclosed by Licensee, its Affiliates and sublicensees or their respective agents or employees without the prior written consent of Salk, unless such information (i) was in the public domain at the time of disclosure, (ii) later became part of the public domain, through no act or omission of the recipient party, its employees agents' successors, or assigns, (iii) was lawfully disclosed to the recipient by a third party having the right to disclose it, (iv) was already known by the recipient at the time of disclosure, or (v) was independently developed by the recipient without use of any Licensed Technology and the recipient can so demonstrate with competent written proof. Nothing contained herein shall prevent Licensee or its Affiliates from disclosing information to sublicensees; provided that such sublicensees agree to be bound by substantially the same confidentiality provisions as provided herein.

        12.    Choice of Law:  Dispute Resolution.

        12.1 Governing Law. This Agreement is made in accordance with and shall be governed and construed in accordance with the laws of the State of California, as applied to contracts executed and performed entirely within the State of California, without regard to conflicts of laws rules.

        12.2 Arbitration. If a dispute arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current Licensing Agreement Arbitration Rules of the American Arbitration Association ("AAA"), with a panel of three (3) arbitrators in San Diego County, California; provided, however, that California Code of Civil Procedure Section 1283.05 shall apply to any such proceeding. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The parties shall bear the costs of arbitration equally unless the arbitrators, pursuant to their right, but not their obligation, require the non-prevailing party to bear all or any unequal portion of the prevailing party's costs. The decision of the arbitrator shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of the successful party. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion conferring their decision. The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof shall survive the expiration or termination of this Agreement for any reason.

        13.    Miscellaneous.

        13.1 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and merges all prior discussions, representations and negotiations with respect to the subject matter of this Agreement.

        13.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party (such consent not to be unreasonably withheld with respect to an assignment in the event of a sale of all or substantially all of a party's assets). This Agreement chewy be binding upon and inure to the benefit of Salk, Licensee and their respective assigns and successors in interest.

        13.3 Headings. The headings used in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        13.4 Amendment. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

        13.5 Force Majeure. Any delays in performance by any party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to, acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

        13.6 Addresses. The payments to be made hereunder to Salk shall be made by mailing checks for the required amount to Salk's address. Notices provided for herein shall effectively be given by mailing the same by certified or registered mail, properly addressed. For the purposes of making payments and giving notices, the addresses of"the parties hereto are as follows:

               The Salk Institute for Biological Studies
               Post Office Box 85800

               San Diego, CA 92138
               Attn: Patent Administrator

               Nanotronics, Inc.
               c/o Enterprise Partners
               5000 Birch Street, Suite 6200
               Newport Beach, CA 92660
               Attn: President

or to such subsequent addresses as either party may furnish the other by giving notice thereof as provided in this paragraph 13.6.

        13.7 Independent Contractors. In making and performing this Agreement, Salk and Licensee act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Salk and Licensee. At no time shall one party make commitments or incur any charges or expenses for or in the name of the other party except as specifically provided herein.

        13.8 Severability. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the full extent.

        13.9 Waiver. None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers or representatives.

                             THE SALK INSTITUTE FOR BIOLOGICAL
                             STUDIES



                             By                 /s/ Dilbert E. Glang
                                ----------------------------------------------
                             Title            Executive Vice President
                                  --------------------------------------------


                             NANOTRONICS, INC.



                             By                /s/ Howard C. Birndorf
                                ----------------------------------------------

                             Title                    President
                                  --------------------------------------------

                               THE SALK INSTITUTE
                                   SCHEDULE A

                                GENOMIC ANALYSIS

                            U.S. PATENT APPLICATIONS

U.S. Serial No. ***.

U.S. Serial No. ***.

U.S. Serial-No. ***.

U.S. Serial No. ***.

                      FOREIGN COUNTERPARTS CORRESPONDING TO
                               U.S. SERIAL NO. ***


               APPLICATION          FILING         PATENT
COUNTRY             NO.              DATE            NO.         GRANTED        EXPIRES
-------             ---              ----            ---         -------        -------

PCT            ***                  ***            ***
  Australia
  Canada
  Japan

EPC            ***                  ***
---
  Austria
  Belgium
  Denmark
  France
  Germany
  Great Britain
  Greece
  Holland
  Italy
  Luxembourg
  Spain
  Sweden
  Switzerland


*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

                      FOREIGN COUNTERPARTS CORRESPONDING TO
                               U.S. SERIAL NO. ***

               APPLICATION          FILING         PATENT
COUNTRY             NO.              DATE            NO.         GRANTED        EXPIRES
-------             ---              ----            ---         -------        -------

PCT                                 ***
  Canada
  Japan

EPC
  Austria
  Belgium
  France
  Germany
  Great Britain
  Greece
  Holland
  Italy
  Luxembourg
  Spain
  Sweden
  Switzerland


*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION